Exhibit 5.1

July 18, 2014

Independent Bank Group, Inc.

1600 Redbud Boulevard, Suite 400

McKinney, Texas 75069-3257

Independent Bank Group, Inc.

Underwritten Offering of

$65,000,000 5.875% Subordinated Notes Due August 1, 2024

Ladies and Gentlemen:

Reference is made to: (i) the Underwriting Agreement between Independent Bank Group, Inc. a Texas corporation (the “Company”), and Sandler O’Neill & Partners, L.P. and U.S. Bancorp Investments, Inc., as representatives of the underwriters named in Schedule I thereto (the “Underwriters”), dated July 17, 2014 (the “Underwriting Agreement”); (ii) the Registration Statement on Form S-3 (File No. 333-196627), which was prepared pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the general rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder (the “Securities Act Rules”) and was filed with the Commission on June 9, 2014, which Registration Statement on Form S-3 was amended by Amendment No. 1 thereto, which Amendment No. 1 was prepared pursuant to the Securities Act and Securities Act Rules and was filed with the Commission on June 25, 2014, and which Registration Statement on Form S-3, as it was amended by such Amendment No. 1, was declared effective under the Securities Act on June 27, 2014 (the “Registration Statement”); (iii) the Prospectus dated June 27, 2014 constituting a part of the Registration Statement, including the documents incorporated therein by reference at each pertinent time (the “Base Prospectus”); (iv) the preliminary Prospectus Supplement, dated July 15, 2014, which supplemented the Base Prospectus and which, along with the Base Prospectus, was filed with the Commission pursuant to Rule 424(b)(2) on July 15, 2014, (the “Preliminary Prospectus Supplement”); (v) the Final Term Sheet, dated June 17, 2014, relating to $65,000,000 aggregate principal amount of the Company’s 5.875% Subordinated Notes Due August 1, 2024 (the “Notes”), which was filed with the Commission on July 17, 2014 pursuant to Rule 433 under the Securities Act (the “Final Term Sheet”); (vi) the Prospectus Supplement dated July 17, 2014, which supplements the Base Prospectus and which, along with the Base Prospectus, was filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act on July 18, 2014 (the “Prospectus Supplement”); and (vii) the Subordinated Debt Indenture, dated as of June 25, 2014 (the “Original Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee under such indenture (in such capacity, the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of July 17, 2014, between the Company and the Trustee (the “First Supplemental Indenture”, and the Original Indenture as supplemented by the First Supplemental Indenture, the “Indenture”).

ANDREWS

    KURTH LLP

Independent Bank Group, Inc.

July 18, 2014

We have acted as special counsel to the Company in connection with the offer and sale of the Notes by the Company.

In rendering this opinion, we have examined and relied upon, without independent investigation or verification, executed originals, counterparts or copies of: the Amended and Restated Certificate of Formation of the Company, the Certificate of Amendment to Amended and Restated Certificate of Formation of the Company, the Certificate of Merger, dated January 2, 2014, of Live Oak Financial Corp. with and into the Company, the Certificate of Merger, dated April 15, 2014, of BOH Holdings, Inc. with and into the Company, and the Third Amended and Restated Bylaws of the Company, each as amended and restated to date and in effect on the date hereof; the Registration Statement; the Base Prospectus; the Preliminary Prospectus Supplement; the Final Term Sheet; the Prospectus Supplement; the Original Indenture; the First Supplemental Indenture; the form of the global note, to be dated July 22, 2014, which will be issued in the aggregate principal amount of $65,000,000, which will be payable to Cede & Co., as the nominee of The Depository Trust Company (“DTC”), and which will represent the Notes being sold to the Underwriters pursuant to the Underwriting Agreement (the “Global Note”); the Underwriting Agreement; resolutions adopted by the Board of Directors of the Company relating to the offer and sale of the Notes pursuant to the Underwriting Agreement; and such other documents, records and certificates as we considered necessary or appropriate to enable us to express the opinions set forth herein. In all such examinations, we have assumed the authenticity and completeness of all documents and records submitted to us as originals and the conformity to authentic and complete originals of all documents and records submitted to us as photostatic, electronic, conformed, notarized or certified copies.

In rendering this opinion, we have assumed, without independent investigation or the authentication and verification, that: (i) each natural person signing any document reviewed by us had the legal capacity to do so; (ii) each person signing in a representative capacity (other than on behalf of the Company) had the authority to sign in such capacity; (iii) the Underwriting Agreement has been duly authorized and validly executed and delivered by the parties thereto (other than the Company); (iv) at or prior to the time of delivery of the Global Note and the issuance of the Notes, the authorization of the Notes and of the series of securities of which the Notes are a part and the Indenture will not have been modified, supplemented, terminated or rescinded, and there will not have occurred any change in law affecting the validity or enforceability of the Notes; (v) the Global Note executed and delivered by the Company as contemplated herein will be identical in form to the form of the Global Note examined by us as described herein; and (vi) the Indenture is and, at the time of authentication and delivery to DTC of the Global Note and the issuance of the Notes, will be the legal, valid and binding agreement of the Trustee, enforceable against the Trustee in accordance with its terms, the Indenture will, at the time of the authentication and delivery to DTC of the Global Note and the issuance of the Notes, continue to be the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, and the Indenture has been qualified pursuant to the Trust Indenture Act.

ANDREWS

    KURTH LLP

Independent Bank Group, Inc.

July 18, 2014

As to certain facts material to our opinion, we have made no independent investigation or verification of such facts and have relied, to the extent that we deem such reliance proper, upon a certificate of a public official of the State of Texas, the Company and officers or other representatives of the Company.

Based on the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that, upon the execution and delivery of the Global Note by the Company and the authentication of the Global Note by the Trustee in accordance with the terms of the Indenture against payment therefor in accordance with the Underwriting Agreement, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture.

The foregoing opinion is qualified to the extent that the enforceability of the Indenture, the Global Note, the Notes or any related document or instrument may be limited by or subject to the effects of bankruptcy, insolvency, moratorium, reorganization, liquidation, rearrangement, probate, conservatorship, fraudulent conveyance, fraudulent transfer or other similar laws (including court decisions) now or hereafter in effect relating to or affecting creditors’ rights and remedies generally or providing for the relief of debtors, general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law) or public policy.

We note that the enforceability of specific provisions of the Indenture the Global Note and the Notes may be subject to (i) standards of reasonableness and “good faith” limitations and obligations such as those provided in those provisions of the Texas Business and Commerce Code that are the Uniform Commercial Code as enacted in the State of Texas and similar applicable principles of common law and judicial decisions and (ii) the course of dealings between the parties, the usage of trade and similar provisions of common law and judicial decision.

We express no opinion as to the enforceability of the separability clauses in Section 111 of the Original Indenture and Section 7.04 of the First Supplemental Indenture or any provision of the Indenture or the Global Note that purports to waive or not give effect to rights to notice, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, including Section 116 and Section 117 of the Original Indenture. We express no opinion with respect to the enforceability of (i) the parenthetical clause in clause (1) of Section 607 of the Original Indenture relating to the limitations on the compensation of trustees or (ii) Section 116 of the Original Indenture or Article 6 of the First Supplemental Indenture to the extent such provision purports to waive liability for violation of securities laws. We express no opinion as to any provision of the Indenture the Global Note or the Notes that purports to confer subject matter jurisdiction in respect of bringing suits, enforcement of judgments or otherwise on any federal court, to the extent such court does not otherwise have such jurisdiction.

ANDREWS

    KURTH LLP

Independent Bank Group, Inc.

July 18, 2014

The foregoing opinions are limited in all respects to matters under and governed by the federal laws of the United States of America and the laws of the State of Texas, in each case, as in force and effect as of the date of this opinion. We do not express any opinion as to the laws of any other jurisdiction.

This opinion letter may be filed as an exhibit to a Current Report on Form 8-K of the Company filed with the Commission in connection with the offer and sale of the Notes by the Company and the Registration Statement and that will be incorporated by reference into the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Andrews Kurth LLP